Exhibit 99.1

For Immediate Release

For Further Information
Refer to: John J. Haines
260-824-2900

FRANKLIN ELECTRIC REPORTS FIRST
QUARTER 2020 SALES AND EARNINGS AND PROVIDES AN UPDATE ON EFFECTS OF THE GLOBAL PANDEMIC
Fort Wayne, IN – April 28, 2020 - Franklin Electric Co., Inc. (NASDAQ: FELE) reported first quarter 2020 GAAP fully diluted earnings per share (EPS) of $0.23, versus a GAAP fully diluted EPS in the first quarter 2019 of $0.19. First quarter 2020 sales were $266.8 million, compared to 2019 first quarter sales of $290.7 million. First quarter EPS before the impact of restructuring expenses was $0.24 compared to 2019 first quarter EPS before restructuring of $0.21 (see table below for a reconciliation of GAAP EPS to EPS before restructuring).

Gregg Sengstack, Franklin Electric’s Chairman and Chief Executive Officer, commented:

“Our first quarter results were better than our expectations. While manufacturing revenue was down double digits, improved mix, margins and reduced operating expenses produced an improvement in our operating income that was higher than our expectations. With more normal weather, our distribution revenue was ahead of expectations and results were better than last year. Overall, operating income before restructuring expense was up 11 percent on 8 percent lower sales and our earnings per share before restructuring expenses increased 14 percent versus the first quarter 2019..

As we look forward to the remainder of 2020, the Global Pandemic has created significant uncertainty in our outlook and caused disruptions to both our top and bottom lines. We are pleased to report that our employees around the globe are safe and Franklin Electric products are considered critical to the world’s infrastructure. Our Company’s balance sheet is strong, and whatever the eventual impact of this crisis, we are confident we can emerge even stronger and better prepared to serve our customers.”

Key Performance Indicators:

Earnings Before and After Restructuring	For the First Quarter
(in millions)	2020	2019	Change

Net Income attributable to FE Co., Inc. Reported	$10.6	$9.1	16%
Allocated Earnings	$—	$(0.1)
Earnings for EPS Calculations	$10.6	$9.0	18%

Restructuring (before tax):	$0.9	$1.1

Restructuring, net of tax:	$0.7	$0.9

Earnings Before Restructuring	$11.3	$9.9	14%

Earnings Per Share	For the First Quarter
Before and After Restructuring	2020	2019	Change
(in millions except Earnings Per Share)

Average Fully Diluted Shares Outstanding	46.8	46.7	—%

Fully Diluted Earnings Per Share (“EPS”) Reported	$0.23	$0.19	21%

Restructuring Per Share, net of tax	$0.01	$0.02

Fully Diluted EPS Before Restructuring	$0.24	$0.21	14%

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated

Q1 2019	$98.0	$30.5	$37.7	$22.2	$188.4	$60.2	$53.3	$(11.2)	$290.7
Q1 2020	$83.9	$28.2	$38.2	$13.8	$164.1	$55.3	$60.4	$(13.0)	$266.8
Change	$(14.1)	$(2.3)	$0.5	$(8.4)	$(24.3)	$(4.9)	$7.1	$(1.8)	$(23.9)
% Change	(14)%	(8)%	1%	(38)%	(13)%	(8)%	13%		(8)%

Foreign currency translation	$0.1	$(4.8)	$(2.6)	$(0.4)	$(7.7)	$(0.4)	$—
% Change	—%	(16)%	(7)%	(2)%	(4)%	(1)%	—%

Acquisitions	$3.9	$—	$—	$—	$3.9	$—	$—

Volume/Price	$(18.1)	$2.5	$3.1	$(8.0)	$(20.5)	$(4.5)	$7.1
% Change	(18)%	8%	8%	(36)%	(11)%	(7)%	13%

Operating Income and Margins
(in millions)	For the First Quarter 2020
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$18.8	$12.1	$(2.2)	$(14.9)	$13.8
% Operating Income To Net Sales	11.5%	21.9%	(3.6)%		5.2%

Restructuring	$0.6	$0.2	$0.1	$—	$0.9
Operating Income/(Loss) Before Restructuring	$19.4	$12.3	$(2.1)	$(14.9)	$14.7
% Operating Income to Net Sales Before Restructuring	11.8%	22.2%			5.5%

Operating Income and Margins
(in millions)	For the First Quarter 2019
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$19.2	$12.3	$(4.3)	$(15.1)	$12.1
% Operating Income To Net Sales	10.2%	20.4%	(8.1)%		4.2%

Restructuring	$0.5	$—	$0.6	$—	$1.1
Operating Income/(Loss) Before Restructuring	$19.7	$12.3	$(3.7)	$(15.1)	$13.2
% Operating Income to Net Sales Before Restructuring	10.5%	20.4%			4.5%

Water Systems

Water Systems sales in the U.S. and Canada decreased by 14 percent overall compared to the first quarter 2019, primarily due to lower sales of dewatering equipment. Sales of dewatering equipment decreased by nearly 54 percent due to lower sales in rental channels and substantial uncertainty in oil production end markets. Sales of groundwater pumping equipment increased by 2 percent versus the first quarter 2019. Sales of surface pumping equipment decreased by 14 percent on lower sales of both wastewater and water transfer systems as customers in this channel began to feel the impact of the Global Pandemic and lowered their own inventory levels.

Water Systems sales in markets outside the U.S. and Canada decreased by 11 percent overall. Foreign currency translation decreased sales by 9 percent. Outside the U.S. and Canada, Water Systems organic sales decreased by 2 percent, primarily driven by the Asia Pacific markets as customers in Korea, Japan and China were impacted by the Global Pandemic.

Water Systems operating income was $18.8 million in the first quarter 2020, compared to $19.2 million in the first quarter 2019 primarily driven by lower revenues.

Fueling Systems

Fueling Systems sales in the U.S. and Canada increased by 7 percent compared to the first quarter 2019. The increase was principally in piping, pumping and fuel management systems product lines. Outside the U.S. and Canada, Fueling Systems revenues declined by 30 percent, driven by lower sales in Asia Pacific, primarily China.

Fueling Systems operating income was $12.1 million in the first quarter of 2020, compared to $12.3 million in the first quarter of 2019.

Distribution

Distribution sales were $60.4 million in the first quarter 2020, versus first quarter 2019 sales of $53.3 million. The Distribution segment organic sales increased 13 percent compared to the first quarter of 2019. More favorable weather conditions versus the first quarter last year contributed to the revenue growth.

The Distribution segment recorded an operating loss of $2.2 million in the first quarter of 2020, compared to a loss of $4.3 million in the first quarter of 2019.

Overall

The Company’s consolidated gross profit was $90.3 million for the first quarter of 2020, an increase from the first quarter of 2019 gross profit of $89.5 million. The gross profit as a percentage of net sales was 33.9 percent in the first quarter of 2020 versus 30.8 percent in the first quarter of 2019 and improved primarily due to better price realization and product sales mix.

Selling, general, and administrative (SG&A) expenses were $75.6 million in the first quarter of 2020 compared to $76.3 million in the first quarter of 2019. SG&A expenses were lower in part because of foreign currency translation versus the prior year and companywide efforts to lower spending in response to the impacts of the Global Pandemic.

Liquidity

The Company ended the first quarter of 2020 with a cash balance of $40 million and had total incremental borrowing capacity of $478 million as follows:

(In Million USD)	At 3/31/20
Current Leverage Ratio Per Bank Agreements (a)	0.63

Trailing Twelve Month Free Cash Flow (b)	$154.5
Trailing Twelve Month Free Cash Flow Conversion (b)	158%

Additional Borrowing Capacity Available (a)	$478.4
Cash On Hand	$40.0
Total Liquidity Available	518.4

(a) Per Bank Borrowing Agreements currently in place.
(b) Free Cash Flow is Net Cash Flows from Operating Activities, less net additions to property, plant and equipment. Free Cash Flow Conversion is Free Cash Flow divided by Net Income.

The Company believes it has enough liquidity to meet its operating and cash flow requirements for the foreseeable future.

Effects of the Global Pandemic

The top priority of the Company is the health and welfare of its employees and partners around the world. In response to the health risks posed by the Global Pandemic, the Company implemented and has been following the recommended hygiene and social distancing practices promulgated by the United States Centers for Disease Control and the World Health Organization.

The Company’s products and services are generally viewed as essential in most jurisdictions in which the Company operates. Accordingly, the Company’s global manufacturing and distribution operations generally remain open subject to temporary government mandated closures which have occurred in China, Italy, South Africa, India and several countries in South America. These temporary closures have not had a material impact on the ability to supply products to the Company’s customers.

The Company has assessed the end markets it serves to determine changes in demand patterns and customer behaviors. From this assessment, the Company currently believes that the most significant risks to the previously provided financial outlook for 2020 are a reduction of large dewatering equipment sales in the Water Systems segment; Water Systems customers “de-stocking” their inventory, particularly in the U.S. and Canada plumbing channel; and, the deferral or cancellation of the construction of new filling stations in the Fueling Systems segment in the U.S and Canada. Additionally, the strengthening of the U.S. dollar versus most international currencies will result in lower translations of both Net Sales and earnings from many of the Company’s businesses outside the U.S. Beyond these specific end market considerations, the Company may experience other negative impacts to profitability from various government mandated closures and related customer behavior.

Additional adverse financial impacts from these risks include lost operational efficiencies, de-leveraging of the manufacturing fixed costs base due to lower manufactured volumes, and the potential for higher bad debt expense.

The Company has taken action to offset the negative impacts of these risks by implementing various reductions in all discretionary spending.

Commenting on the outlook for 2020 and the effects of the Global Pandemic, Mr. Sengstack said:

“After considering the impacts of the Global Pandemic that we have outlined here, we are  withdrawing our 2020 financial guidance. We will revisit the subject of guidance after the second quarter.

Despite the unprecedented and rapidly evolving environment we’re in, I remain confident in our Company’s ability to serve our customers and meet whatever marketplace demands we face. Our people are our greatest strength and are proving once again why Franklin Electric is such a great company.”

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The first quarter 2020 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/thsfw4zo

If you intend to ask questions during the call, please dial in using 877.643.7158 for domestic calls and 914.495.8565 for international calls. The conference ID is: 5472646.

A replay of the conference call will be available Tuesday, April 28, 2020 at 12:00 noon ET through noon ET on Tuesday, May 5, 2020, by dialing 855.859.2056 for domestic calls and 404.537.3406 for international calls. The replay passcode is: 5472646.

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and fuel. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications.

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	First Quarter Ended
	March 31, 2020	March 31, 2019

Net sales	$266,754	$290,715
Cost of sales	176,437	201,209
Gross profit	90,317	89,506
Selling, general, and administrative expenses	75,623	76,299
Restructuring expense	873	1,086
Operating income	13,821	12,121
Interest expense	(1,234)	(2,342)
Other income/(expense), net	(202)	239
Foreign exchange income/(expense)	962	589
Income before income taxes	13,347	10,607
Income tax expense	2,555	1,480
Net income	$10,792	$9,127
Less: Net (income)/loss attributable to noncontrolling interests	(149)	(71)
Net income attributable to Franklin Electric Co., Inc.	$10,643	$9,056

Income per share:
Basic	$0.23	$0.19
Diluted	$0.23	$0.19

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	March 31, 2020	December 31, 2019
ASSETS

Cash and equivalents	$39,987	$64,405
Receivables, net	167,590	173,327
Inventories	310,006	300,246
Other current assets	25,472	29,466
Total current assets	543,055	567,444

Property, plant, and equipment, net	188,646	201,328
Right-of-use asset, net	26,583	27,621
Goodwill and other assets	391,249	398,350
Total assets	$1,149,533	$1,194,743

LIABILITIES AND EQUITY

Accounts payable	$88,388	$82,593
Accrued expenses and other current liabilities	51,828	71,454
Current lease liability	9,451	9,838
Current maturities of long-term debt and short-term borrowings	41,720	21,879
Total current liabilities	191,387	185,764

Long-term debt	92,563	93,141
Long-term lease liability	17,134	17,785
Income taxes payable non-current	11,964	11,965
Deferred income taxes	27,117	27,598
Employee benefit plans	37,057	38,288
Other long-term liabilities	19,090	21,769

Redeemable noncontrolling interest	(245)	(236)

Total equity	753,466	798,669
Total liabilities and equity	$1,149,533	$1,194,743

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
(In thousands)
	March 31, 2020	March 31, 2019
Cash flows from operating activities:
Net income	$10,792	$9,127
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	9,199	9,268
Non-Cash Lease Expense	1,962	2,805
Share-based compensation	4,352	3,230
Other	(938)	(96)
Changes in assets and liabilities:
Receivables	(2,574)	(6,517)
Inventory	(19,952)	(20,986)
Accounts payable and accrued expenses	(4,223)	1,309
Operating Leases	(1,962)	(2,804)
Other	(1,312)	1,729
Net cash flows from operating activities	(4,656)	(2,935)

Cash flows from investing activities:
Additions to property, plant, and equipment	(5,535)	(5,220)
Proceeds from sale of property, plant, and equipment	25	64
Acquisitions and investments	(5,626)	(5,405)
Other investing activities	—	3
Net cash flows from investing activities	(11,136)	(10,558)

Cash flows from financing activities:
Change in debt	19,670	19,669
Proceeds from issuance of common stock	871	1,251
Purchases of common stock	(16,981)	(4,329)
Dividends paid	(7,240)	(6,723)
Net cash flows from financing activities	(3,680)	9,868
Effect of exchange rate changes on cash	(4,946)	(1,184)
Net change in cash and equivalents	(24,418)	(4,809)
Cash and equivalents at beginning of period	64,405	59,173
Cash and equivalents at end of period	$39,987	$54,364

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.